Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of October 28, 2018 and unaudited pro forma condensed combined statement of operations for the fiscal year ended October 28, 2018 are based on the historical consolidated financial statements of NCI Building Systems, Inc. (“NCI”), which are incorporated by reference in this Current Report, and the unaudited pro forma condensed combined statement of operations of Ply Gem Parent, LLC (“Ply Gem”) included in Note 7 of this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statement of operations gives effect to the merger of Ply Gem with and into NCI, with NCI continuing its existence as a corporation organized under the laws of the State of Delaware (the “merger”) and related refinancing transactions (collectively, the “transactions”) as if they had occurred on October 30, 2017, and for purposes of the unaudited pro forma condensed combined balance sheet, as if they had occurred on October 28, 2018.

The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined operating results. The unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

•	the merger of NCI and Ply Gem with NCI surviving the merger and continuing its corporate existence;

•	the issuance of 58,638,233 shares of NCI common stock, $0.01 par value per share (“NCI Common Stock”), to holders of equity interests in Ply Gem, not including the issuance of an additional 70,834 shares which has yet to occur and is accrued consideration, as further described in Note 6;

•	the assumption by NCI of Ply Gem’s debt obligations under the Cash Flow Credit Agreement, ABL Credit Agreement and Senior Notes Indenture;

•	changes in NCI’s indebtedness incurred contemporaneously with the closing date of the merger to, among other things, (a) finance the merger and to pay certain fees, premiums and expenses incurred in connection therewith, (b) refinance NCI’s existing term loan facility and asset-based revolving credit facility and (c) repay any outstanding balance on Ply Gem’s asset-based revolving credit facility (the “ABL facility”);

•	certain transaction fees and debt issuance costs incurred in connection with the transactions;

•	changes in interest expense resulting from the transactions, including amortization of debt issuance costs;

•	the Ply Gem-Atrium merger, as defined in Note 7, representing the acquisition of Ply Gem Holdings, Inc. (“Ply Gem Holdings”) by CD&R Pisces Holdings, L.P. (“CD&R Fund X”) and Ply Gem Holdings’ subsequent merger with Atrium Corporation (“Atrium”);

•	the acceleration and modification of certain NCI equity awards in connection with the transactions; and

•	the estimated effect of the above adjustments on the related income tax expense.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. In addition, the acquisition method of accounting was used in accordance with Accounting Standards Codification Topic 805, Business Combinations, (“ASC 805”), with NCI treated as the accounting acquirer of Ply Gem. The acquisition method of accounting is dependent upon the completion of certain valuations and other studies, which are not yet final. Accordingly, the unaudited pro forma adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and are subject to revision based on a final determination of fair value as of the date of the transactions. Differences between these preliminary estimates and the final determination of fair value in acquisition accounting may have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined entity’s future results of operations and financial position.

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The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of NCI would have been had the transactions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or the consolidated financial position of NCI. The unaudited pro forma condensed combined financial information was derived from:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the audited consolidated financial statements for the fiscal year ended October 28, 2018 and accompanying notes of NCI contained in its Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 19, 2018, incorporated by reference herein;

•	the audited consolidated financial statements and accompanying notes of Ply Gem Holdings and Atrium for the year ended December 31, 2017 contained in NCI’s definitive proxy statement dated October 16, 2018, incorporated by reference herein;

•	the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem for the period from January 1, 2018 to April 12, 2018 (the “predecessor period”) and the period from April 13, 2018 to September 29, 2018 (the “successor period”) contained in NCI’s Amendment No. 1 to this Current Report on Form 8-K/A, incorporated by reference herein;

•	the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem Holdings and Atrium for the nine-month period ended September 30, 2017, not included in this Current Report;

•	the unaudited condensed consolidated financial statements and accompanying notes of Atrium for the three-month period ended March 31, 2018 contained in NCI’s definitive proxy statement dated October 16, 2018, incorporated by reference herein; and

•	the unaudited financial data of Atrium for the twelve-day period from April 1, 2018 to April 12, 2018, not included in this Current Report.

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NCI BUILDING SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of October 28, 2018

(in thousands)

	NCI Historical	Ply Gem Historical	Reclassifications (Note 5)	Merger Adjustments	(Notes)	Refinancing Adjustments	(Notes)	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$54,272	$39,891	$-	$(17,219)	6.a	$260,303	6.b	$337,247
Restricted cash	245	-	-	-		-		245
Accounts receivable, net	233,297	334,538	-	-		-		567,835
Inventories, net	254,531	247,228	-	34,395	6.c	-		536,154
Income taxes receivable	1,012	-	-	-		-		1,012
Investments in debt and equity securities, at market	5,285	-	-	-		-		5,285
Prepaid expenses and other current assets	34,821	36,892	-	-		-		71,713
Assets held for sale	7,272	-	-	-		-		7,272
Total current assets	590,735	658,549	-	17,176		260,303		1,526,763

Property and equipment, net	236,240	308,670	-	31,013	6.c	-		575,923
Other assets:		-
Goodwill	148,291	1,242,952	-	184,285	6.d	-		1,575,528
Intangible assets, net	127,529	1,635,031	-	(151,131)	6.c	-		1,611,429
Deferred income tax assets	982	-	-	-		-		982
Other assets, net	6,598	7,072	-	(4,975)	6.e	2,150	6.f	10,845
Total other assets	283,400	2,885,055	-	28,179		2,150		3,198,784
Total assets	1,110,375	3,852,274	-	76,368		262,453		5,301,470

Liabilities
Current liabilities:
Current portion of long-term debt	4,150	17,550	-	-		3,920	6.g	25,620
Note payable	497	-	-	-		-		497
Accounts payable	170,663	95,466	-	-		-		266,129
Accrued compensation and benefits	65,136	-	22,312	(305)	6.h, 6.i	-		87,143
Accrued interest	1,684	-	48,373	-		(2,743)	6.j	47,314
Accrued income taxes	11,685	-	-	-		-		11,685
Other accrued expenses	81,884	-	167,625	29,400	6.k	-		278,909
Accrued expenses	-	238,310	(238,310)	-		-		-
Current portion of payable pursuant to tax receivable agreement	-	23,993	-	-		-		23,993
Total current liabilities	335,699	375,319	-	29,095		1,177		741,290

Long-term debt, net of deferred financing costs	403,076	2,413,596	-	9,013	6.c	264,559	6.g	3,090,244
Deferred income taxes	2,250	335,943	-	(37,326)	6.l	-		300,867
Long-term portion of payable pursuant to tax receivable agreement	-	23,362	-	-		-		23,362
Other long-term liabilities	39,085	96,709	-	861	6.m	-		136,655
Total long-term liabilities	444,411	2,869,610	-	(27,452)		264,559		3,551,128
Total liabilities	780,110	3,244,929	-	1,643		265,736		4,292,418

Stockholders' Equity
Common stock	663	64	-	527	6.n	-		1,254
Additional paid-in capital	523,788	637,911	-	76,855	6.n	-		1,238,554
Accumulated deficit	(186,291)	(23,653)	-	(9,634)	6.n	(3,283)	6.n	(222,861)
Accumulated other comprehensive loss	(6,708)	(6,977)	-	6,977	6.n	-		(6,708)
Treasury stock, at cost	(1,187)	-	-	-		-		(1,187)
Total stockholders' equity	330,265	607,345	-	74,725		(3,283)		1,009,052
Total liabilities and stockholders' equity	$1,110,375	$3,852,274	$-	$76,368		$262,453		$5,301,470

See the accompanying notes to the unaudited pro forma condensed combined financial information.

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NCI BUILDING SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the fiscal year ended October 28, 2018

(in thousands, except per share data)

	NCI Historical	Ply Gem- Atrium Merger Pro Forma (Note 7)	Merger Adjustments	(Notes)	Refinancing Adjustments	(Notes)	Pro Forma
Revenue
Net sales	$2,000,577	$2,505,913	$-		$-		$4,506,490
Cost of sales	1,537,895	1,958,606	3,565	6.o	-		3,500,066
Gross profit	462,682	547,307	(3,565)		-		1,006,424
Engineering, selling, general and administrative expenses	307,106	323,026	(14,353)	6.o, 6.p	-		615,779
Intangible asset amortization	9,648	112,640	28,316	6.q	-		150,604
Restructuring and impairment charges	1,912	-	-		-		1,912
Strategic development and acquisition related costs	17,164	-	-		-		17,164
Loss on disposition of business	5,673	-	-		-		5,673
Gain on insurance recovery	(4,741)	-	-		-		(4,741)
Operating earnings	125,920	111,641	(17,528)		-		220,033
Interest income	140	165	-		-		305
Interest expense	(21,808)	(180,277)	-		(26,487)	6.r	(228,572)
Foreign currency (loss)	(244)	(1,492)	-		-		(1,736)
Loss on extinguishment of debt	(21,875)	-	-		-		(21,875)
Other income, net	962	-	-		-		962
Tax receivable agreement liability adjustment	-	6,413	-		-		6,413
Income (loss) before income taxes	83,095	(63,550)	(17,528)		(26,487)		(24,470)
Provision for income taxes	19,989	9,748	(4,820)	6.s	(7,284)	6.s	17,633
Net income (loss)	63,106	(73,298)	(12,708)		(19,203)		(42,103)
Net income allocated to participating securities	(412)	-	412	6.t	-		-
Net income (loss) applicable to common shares	$62,694	$(73,298)	$(12,296)		$(19,203)		$(42,103)

Income (loss) per common share:
Basic	$0.95						$(0.34)
Diluted	$0.94						$(0.34)

Weighted average number of common shares outstanding:
Basic	66,260		58,638	6.u			124,898
Diluted	66,362		58,709	6.u			125,071

See the accompanying notes to the unaudited pro forma condensed combined financial information.

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Note 1—Basis of Presentation

The merger will be accounted for as an acquisition, which requires determination of the accounting acquirer. The accounting guidance in ASC 805 provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered. Management determined that NCI is considered the accounting acquirer of Ply Gem as NCI is the legal acquirer in the transactions, NCI shareholders prior to the merger have a majority voting interest in the combined company after the transactions (53%), members of NCI’s board of directors prior to the merger comprise a majority of the members of the combined company board and senior management of the combined company is comprised primarily of former NCI senior management.

Accordingly, NCI will allocate the purchase price to the fair value of Ply Gem’s tangible and intangible assets and liabilities on November 16, 2018 (the “Closing Date”), with the excess purchase price, if any, being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.

Under U.S. GAAP, consideration transferred in a business combination should be measured at fair value. Since the Ply Gem equity interests were not publicly traded and did not have a readily observable market price, the per share value used in the calculation of the total purchase price in the unaudited pro forma condensed combined financial information equals the closing price per share of NCI Common Stock on the Closing Date. The quoted per share price of NCI Common Stock has been determined to be the most factually supportable measure available in the determination of the fair value of the share consideration transferred given the market participant element of stock traded in an active market. The number of shares of NCI Common Stock used to calculate the purchase price in the unaudited pro forma condensed combined financial information is fixed at 58,709,067, as per the terms of the merger agreement. Refer to Note 2 for additional information about the calculation of the total purchase price.

In connection with the unaudited pro forma condensed combined financial information, NCI allocated the purchase price to Ply Gem’s assets and liabilities using the most recently available market information as of the Closing Date.

The NCI final purchase price allocation for the merger is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma purchase price allocations are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary purchase price allocation.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transactions or any integration costs. Additionally, the unaudited pro forma condensed combined financial information does not give effect to Ply Gem’s acquisition of a portfolio of products sold under the Silver Line and American Craftsman brands, four manufacturing plants and associated distribution and support services, which closed on October 14, 2018 (the “Silver Line acquisition”). Refer to Notes 6.b and 6.g for additional information.

NCI and Ply Gem have different fiscal year ends, and the unaudited pro forma condensed combined financial information combines the accounting periods of NCI and Ply Gem where NCI is both the legal and accounting acquirer in the transactions. The unaudited pro forma condensed combined financial information has been prepared utilizing periods that differ by less than 93 days, as permitted by SEC rules and regulations. As such, NCI’s historical results in the unaudited pro forma condensed combined financial information are derived from NCI’s audited consolidated balance sheet as of October 28, 2018, and the audited consolidated statement of operations for the fiscal year ended October 28, 2018. Ply Gem’s results are derived from Ply Gem’s unaudited condensed consolidated balance sheet as of September 29, 2018 and Ply Gem’s unaudited pro forma condensed combined statement of operations for the twelve months ended September 29, 2018, included in Note 7.

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Note 2 —Calculation of Purchase Price

The purchase price is determined with reference to the closing stock price of NCI Common Stock on the Closing Date, of $12.16 and a cash payment by NCI of $15.0 million to settle a success fee negotiated by Ply Gem. The total purchase price is calculated as follows:

NCI share consideration	58,709,067
NCI Common Stock price	$12.16
Total share consideration	$713,902,255

Ply Gem success fee paid by NCI	15,043,462
Total purchase price	$728,945,717

Note 3—Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Ply Gem by NCI are recorded at their acquisition date fair values. The unaudited pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of the Closing Date.

The final determination of purchase price allocation will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of additional information; therefore, the actual allocations may differ from the unaudited pro forma adjustments presented. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

(dollars in thousands)
Preliminary purchase price:
Ply Gem	$728,946

Preliminary Purchase Price Allocation:
Cash	39,891
Accounts receivable	334,538
Inventories	281,623
Prepaid expenses and other current assets	36,892
Property and equipment	339,683
Intangible assets, net	1,483,900
Goodwill	1,427,237
Deferred income tax assets	37,326
Other assets	2,097

Accounts payable	95,466
Tax receivable agreement liability	47,355
Other liabilities	238,610
Debt (inclusive of current portion)	2,440,159
Accrued long-term warranty	70,431
Deferred income taxes	335,943
Other long-term liabilities	26,277
Net assets acquired	$728,946

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Note 4—Accounting Policies

Management is not aware of any material differences between the accounting policies of NCI and Ply Gem and accordingly, the unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies between the two companies, other than certain financial statement reclassifications as described in Note 5. Management is in the process of conducting a complete review of Ply Gem’s accounting policies and material contracts with former Ply Gem management in order to identify any differences in accounting policies requiring adjustment. As a result of that review, management may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 5—Reclassification

Certain unaudited historical consolidated financial information of Ply Gem has been reclassified to conform to the historical presentation in NCI’s consolidated financial statements, for purposes of preparing the unaudited pro forma condensed combined financial information.

(dollars in thousands)	As of October 28, 2018
Increase/(Decrease)
Accrued expenses	$(22,312)
Accrued compensation and benefits	22,312

Accrued expenses	$(48,373)
Accrued interest	48,373

Accrued expenses	$(167,625)
Other accrued expenses	167,625

Note 6—Pro Forma Adjustments

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Includes the use of cash to pay (1) a success fee of $15.0 million negotiated by Ply Gem, (2) a $1.2 million cash-settlement of NCI long-term incentive plan awards and (3) a $1.0 million payment of NCI retention bonuses.

(b)	Includes the net change in cash and cash equivalents from refinancing transactions, calculated as follows:

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Net change in cash and cash equivalents from refinancing transactions
(dollars in thousands)
Proceeds from the incremental term loan facility	$805,000
Less: original issue discount on the incremental term loan facility	(2,013)
Less: payment of debt issuance costs (incremental term loan facility and incremental ABL facility)	(16,098)
Less: repayment of NCI existing term loan (current and non-current portion)	(412,925)
Less: repayment of Ply Gem ABL facility	(110,000)
Less: repayment of accrued interest on the NCI existing term loan	(1,684)
Less: repayment of accrued interest on the Ply Gem ABL facility	(1,059)
Less: third party costs expensed upon refinancing	(918)
Net adjustment to cash and cash equivalents from refinancing*	$260,303

*Subsequent to Ply Gem’s historical balance sheet date of September 29, 2018, Ply Gem drew on the ABL facility to finance the Silver Line acquisition (including related transaction fees and expenses), which was completed on October 14, 2018. As of the Closing Date, the outstanding balance on the ABL facility was $325.0 million. This outstanding balance was fully repaid on the Closing Date, utilizing cash proceeds received from the refinancing transactions.

The cash purchase price for the Silver Line acquisition was $194.3 million, before a negative net working capital adjustment of $10.0 million. As no pro forma adjustments were included in this unaudited pro forma condensed combined financial information related to the Silver Line acquisition, the cash used to fund the Silver Line acquisition purchase price is still reflected in the total pro forma cash and cash equivalents balance in the unaudited pro forma condensed combined balance sheet.

(c)	Includes adjustments to record assets acquired and liabilities assumed at their estimated acquisition date fair values. The fair value of these assets and liabilities is based on a valuation performed as of the Closing Date. The book value of current assets (excluding inventory) was assumed to be a reasonable proxy for fair value. Inventory was appraised based on its estimated selling price, less the remaining costs to complete, market, sell, and distribute the inventory as well as a normal profit on those remaining costs. Property and equipment, net was appraised based on a mix of cost-based and market-based approaches. The fair value of Intangible assets, net was estimated using income-based valuation methods, including the Relief-from-Royalty method and the Multi-period Excess Earnings method for trade names and customer relationships, respectively.

(d)	Represents incremental goodwill associated with the transactions, which is subject to change upon the final determination of the fair values of assets acquired and liabilities assumed in the transactions.

Net Adjustment to Goodwill

(dollars in thousands)	Goodwill
Goodwill in merger	$1,427,237
Pre-merger goodwill:
Ply Gem acquisition goodwill	1,242,952
Net adjustment to goodwill	$184,285

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(e)	Represents the write-off of unamortized debt issuance costs related to the ABL facility resulting from the application of purchase accounting.

(f)	Represents an adjustment of $2.2 million for capitalized debt issuance costs associated with the incremental ABL facility.

(g)	Represents the net adjustment to current and long-term debt associated with the incurrence of the incremental term loan facility and the repayment of NCI’s existing term loan and the ABL facility, calculated as follows:

Net Adjustment to Current and Long-Term Debt
(dollars in thousands)
Proceeds from the incremental term loan facility	$805,000
Less: original issue discount on the incremental term loan facility	(2,013)
Less: payment of debt issuance costs (incremental term loan facility)	(13,948)
Less: repayment of NCI existing term loan (current and non-current portion)	(412,925)
Less: repayment of Ply Gem ABL facility*	(110,000)
Plus: write-off of debt issuance costs on NCI existing term loan	2,365
Net adjustment to long-term debt (current and non-current)	$268,479

Current portion
Repayment of NCI existing term loan (current portion)	(4,150)
Current portion of incremental term loan facility	8,070
Net adjustment to current portion of long-term debt	$3,920

Non-current portion
Net adjustment to long-term debt	$264,559

*Subsequent to Ply Gem’s historical balance sheet date of September 29, 2018, Ply Gem drew on the ABL facility to finance the Silver Line acquisition (including related transaction fees and expenses), which was completed on October 14, 2018. As of the Closing Date, the outstanding balance on the ABL facility was $325 million. This outstanding balance was fully repaid on the Closing Date utilizing cash proceeds received from the refinancing transactions.

(h)	Represents the elimination of an accrued compensation liability of $1.2 million related to the acceleration and cash-settlement of NCI long-term incentive plan awards and the elimination of a $1.0 million accrual for NCI retention bonuses paid upon closing of the transactions.

(i)	Represents an accrual for severance payments of $1.9 million to certain Ply Gem executives triggered upon a change in control.

(j)	Represents an adjustment to reflect the payment of accrued interest on the NCI existing term loan of $1.7 million and the ABL facility of $1.0 million.

(k)	Represents total merger fees of $29.4 million associated with the merger. NCI merger fees of $29.1 million are included as an adjustment to accumulated deficit. Ply Gem merger fees of $0.3 million are included as an adjustment to goodwill.

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(l)	Represents a reduction to deferred income taxes associated with the fair value adjustments to Property and equipment, net, Intangible assets, net, and debt calculated at the blended federal and state statutory rate of 27.5% as of October 28, 2018.

(m)	Represents accrued share consideration owed to shareholders for NCI shares that have not yet been issued.

(n)	Includes adjustments to stockholders’ equity to reflect the following:

i.	elimination of Ply Gem-Atrium equity of $607.3 million as NCI is considered the accounting acquirer in the transactions;
ii.	issuance of 58,638,233 shares of NCI Common Stock in connection with the consummation of the merger and the issuance of 489,314 shares of NCI Common Stock related to the acceleration of NCI single trigger equity awards related to the transactions ($0.6 million);
iii.	recording additional paid in capital of $714.8 million for the issuance of NCI shares described in ii. above and the acceleration/modification of NCI equity awards;
iv.	recording $1.9 million in severance payments to certain Ply Gem executives triggered upon a change in control (see Note 6.i);
v.	recording NCI estimated merger costs of $29.1 million (see Note 6.k);
vi.	recording unrecognized compensation expense of $2.3 million related to the acceleration/modification of NCI equity awards;
vii.	recording a $2.4 million loss on extinguishment upon the repayment of NCI’s existing term loan facility; and
viii.	recording $0.9 million of third party costs incurred upon the refinancing transactions, which were expensed.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(o)	Includes net adjustment to depreciation expense resulting from the change in the estimated fair value of Property and equipment, net acquired in the transactions. The revised depreciation expense was calculated using the following fair value information and estimated remaining useful lives as determined by management:

Description (dollars in thousands)	Estimated Fair Value	Estimated Remaining Useful Life
Land	$8,631	N/A
Building and site improvements	82,252	15
Construction in progress	29,700	N/A
Personal property	219,100	7
Total	$339,683

Amounts allocated to Property and equipment, net and the estimated useful lives are based on preliminary fair value estimates and are subject to change. The net adjustment to depreciation expense is presented within NCI’s unaudited pro forma condensed combined statement of operations as follows:

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Adjustment to Depreciation Expense
(dollars in thousands)	For the fiscal year ended October 28, 2018
Total Depreciation expense for Property and equipment, net	$36,784
Elimination of pre-merger historical depreciation expense
Ply Gem acquisition depreciation expense	(32,272)
Net adjustment to depreciation expense	$4,512

Allocation of adjustments:
Cost of sales	3,565
Selling, general and administrative expenses	947
Total	$4,512

(p)	Represents the elimination of $15.3 million of merger costs included in NCI’s statement of operations.

(q)	Includes net adjustment to amortization expense related to the change in estimated fair value and economic life of Intangible assets, net acquired in the merger. The revised amortization expense was calculated using a range of estimated useful lives as determined by management: Trade names — 8 to 12 years; Customer relationships — 9 to 12 years. Amounts allocated to Intangible assets, net and the estimated useful lives are based on fair value estimates and are subject to change. The calculation of the net adjustment to amortization expense is as follows:

Adjustment to Amortization Expense
(dollars in thousands)	For the fiscal year ended October 28, 2018
Total Amortization expense for intangible assets	$140,956
Elimination of pre-acquisition historical amortization expense
Ply Gem acquisition amortization expense	(112,640)
Net adjustment to amortization expense	$28,316

(r)	Represents net adjustment to interest expense related to (i) Ply Gem’s term loan facility, senior notes, ABL facility and cash-flow based revolving credit facility assumed by NCI upon the closing of the merger, (ii) the incremental term loan facility and incremental ABL facility incurred as part of the refinancing transactions, (iii) repayment of NCI’s existing term loan and (iv) repayment of Ply Gem’s outstanding balance on the ABL facility. The combined term loan facility has a coupon rate of LIBOR plus 3.75%, repayment terms on the combined principal amount of $6.4 million quarterly and matures on April 12, 2025. For the fiscal year ended October 28, 2018, the interest rate used to calculate the interest expense on the combined term loan facility of approximately $2,556 million was 6.49%. The $645 million of senior notes have a coupon rate of 8.00% and mature on April 15, 2026. The combined ABL facility with capacity of $611 million has a coupon rate of LIBOR plus 1.25% to 1.75% depending on the average daily excess availability under the ABL facility, an undrawn fee of 0.25% and matures on April 12, 2023. The cash-flow based revolving credit facility with capacity of $115 million has a coupon rate of LIBOR plus 2.50% to 3.00% depending on the combined company’s secured leverage ratio, an undrawn fee of 0.25% to 0.50% depending on the combined company’s consolidated secured leverage ratio and matures on April 12, 2023. For the fiscal year ended October 28, 2018, we assumed no portion of the combined ABL facility or cash-flow based revolving credit facility was drawn for the purposes of the pro forma financial information. The net adjustment to interest expense was calculated as follows:

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Net adjustment to Interest Expense
(dollars in thousands)	Year ended October 28, 2018
Cash interest expense	$218,192
Amortization of debt issuance cost	2,927
Amortization of original issue discount	7,453
Total pro forma interest expense	228,572

Elimination of historical NCI interest expense	(21,808)
Elimination of Ply Gem acquisition interest expense	(180,277)
Total adjustment to interest expense	$26,487

The inputs considered in computing the interest expense for the fiscal year ended October 28, 2018 were as follows:

(dollars in thousands)	Principal Amt	Amount Drawn	Capacity	Coupon Rate plus Libor - Drawn	Undrawn Fee	For the year ended October 28, 2018
ABL and Cash Flows Revolvers	N/A	N/A	$611,000	N/A	0.25%
			$115,000	N/A	0.25%
Cash interest expense						$1,815
Original issue discount amortization						-
Deferred financing costs amortization						654
Total						$2,469

Term Loan	$2,555,612	N/A	N/A	6.49%	N/A
Cash interest expense						164,777
Original issue discount amortization						3,359
Deferred financing costs amortization						2,273
Total						$170,409

Senior Notes	$645,000	N/A	N/A	8.00%	N/A
Cash interest expense						$51,600
Original issue discount amortization						$4,094
Deferred financing costs amortization						$-
Total						$55,694

Total interest expense						$228,572

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A 1/8 percentage point change in the interest rate on the combined term loan facility would result in an increase or decrease, as applicable, in interest expense by $3.2 million for the fiscal year ended October 28, 2018.

(s)	Represents adjustments to income taxes to reflect the unaudited pro forma adjustments related to the transactions at a blended federal and state statutory rate of 27.5% for the fiscal year ended October 28, 2018.

(t)	Represents the elimination of net income allocated to participating securities as NCI’s participating securities do not participate in losses on a pro forma basis.

(u)	The unaudited pro forma weighted average number of basic and diluted common shares outstanding is calculated by adding the 58,638,233 shares issued to Ply Gem interest holders and the 489,314 shares issued in connection with the acceleration of the NCI single trigger equity awards to the historical weighted average number of basic and diluted common shares outstanding of NCI. Additionally, the weighted average number of diluted common shares outstanding includes approximately 70,834 shares of the share consideration, which have not yet been issued. The unaudited pro forma weighted average basic and diluted common shares outstanding have been calculated as if the shares to be issued in the transactions had been issued and outstanding as of October 30, 2017.

Note 7—Ply Gem-Atrium Merger Pro Forma Adjustments

Ply Gem Holdings was acquired by CD&R Fund X and Atrium Intermediate Holdings, LLC, GGC BP Holdings, LLC and AIC Finance Partnership, L.P. (collectively, the “Golden Gate Investor Group”) and merged with Atrium on April 12, 2018 (the “Ply Gem-Atrium merger”). Prior to April 12, 2018, CD&R Fund X did not have a direct or indirect equity interest in either Ply Gem Holdings or Atrium, while the Golden Gate Investor Group owned, directly or indirectly 96.9% of Atrium. Following the Ply Gem-Atrium merger, CD&R Fund X held an equity ownership interest of 66.6% of Ply Gem Holdings and the Golden Gate Investor Group held a 32.3% equity interest in Ply Gem Holdings with other former Atrium shareholders holding the remaining 1.0% interest. The Ply Gem-Atrium merger’s purchase price allocation as of April 12, 2018 has been reflected in the Ply Gem unaudited condensed combined balance sheet as of September 29, 2018.

The Ply Gem-Atrium merger unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and includes unaudited pro forma adjustments that are (1) directly attributable to the Ply Gem-Atrium merger and associated refinancing (2) factually supportable and (3) expected to have a continuing impact on the combined Ply Gem operating results.

The Ply Gem unaudited condensed consolidated balance sheet as of September 29, 2018, as presented in the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem for the period ended September 29, 2018, reflects the Ply Gem-Atrium merger and associated refinancing transactions in accordance with the provisions of ASC 805.

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The Ply Gem Holdings unaudited pro forma condensed combined statement of operations for the twelve months ended September 29, 2018 has been derived from:

•	the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem Holdings for the period from January 1, 2018 to April 12, 2018 (the “predecessor period”) and the period from April 13, 2018 to September 29, 2018 (the “successor period”) contained in NCI’s Amendment No. 1 to this Current Report on Form 8-K/A, incorporated by reference herein;

•	the audited consolidated financial statements and accompanying notes of Ply Gem Holdings and Atrium for the year ended December 31, 2017 contained in NCI’s definitive proxy statement dated October 16, 2018, incorporated by reference herein;

•	the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem Holdings and Atrium for the nine month period ended September 30, 2017, not included in this Current Report;

•	the unaudited condensed consolidated financial statements and accompanying notes of Atrium for the quarter ended March 31, 2018 contained in NCI’s definitive proxy statement dated October 16, 2018, incorporated by reference herein; and

•	the unaudited financial data of Atrium for the 12-day period from April 1, 2018 to April 12, 2018, not included in this Current Report.

The Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations for the twelve months ended September 29, 2018 has been calculated to align Ply Gem’s reporting period to that of NCI. See Note 7.a for additional information regarding the calculation of the period from October 1, 2017 to April 12, 2018 historical amounts. The Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations gives effect to the Ply Gem-Atrium merger and associated financing as if they had occurred on October 1, 2017. The Ply Gem unaudited condensed consolidated balance sheet as of September 29, 2018 already includes the effect of the Ply Gem-Atrium merger and associated financing in accordance with the provisions of ASC 805, as the transaction closed on April 12, 2018.

The Ply Gem-Atrium merger is accounted for as an acquisition in accordance with ASC 805 and the purchase price is allocated to the fair value of both Ply Gem Holdings’ and Atrium’s identifiable assets acquired and liabilities assumed, with the excess purchase price, if any, being recorded as goodwill.

The purchase price for the Ply Gem-Atrium merger presented below has been developed based on fair value using the historical financial statements and information of Ply Gem Holdings and Atrium as of April 12, 2018 (date of closing of the Ply Gem-Atrium merger).

The acquisition was funded through an equity contribution of $425.2 million by CD&R Fund X and borrowings under the term loan facility of $1,755.0 million, issuance of the 8.00% senior notes of $645.0 million and borrowings under an ABL facility of $60.0 million. The debt funding was netted against the original issue discount on the term loan facility of $8.8 million and combined debt issuance cost of $82.4 million.

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The purchase price is allocated as follows:

(dollars in thousands)
Purchase Price:
Ply Gem Holdings	$3,064,313

Purchase Price Allocation:
Accounts receivable	270,481
Inventories	288,611
Prepaid expenses and other current assets	32,966
Property and equipment	301,963
Intangible assets (tradenames/customer relationships)	1,689,600
Goodwill	1,244,631
Other assets	10,556

Accounts payable (1)	119,882
Tax receivable agreement liability	48,256
Other liabilities	146,867
Accrued long-term warranty	73,092
Deferred income taxes	359,401
Other long-term liabilities	26,997
Net assets acquired	$3,064,313

(1) This balance includes ($2.0 million) of negative cash assumed in the transaction.

The table above summarizes the allocation of the $3,064.3 million purchase price to the assets acquired and liabilities assumed ($2,453.7 million for Ply Gem Holdings and $610.6 million for Atrium), which consists of $2,754.8 million of cash consideration, $212.8 million of non-cash consideration in the form of an equity rollover by the Golden Gate Investor Group into Ply Gem equity interests and $96.7 million of accrued purchase price consideration.

Any differences between the fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed were presented as goodwill.

Ply Gem prepared its purchase price allocation to record all assets and liabilities at fair value as of April 12, 2018, which is reflected within the unaudited condensed consolidated balance sheet at September 29, 2018. Currently, former Ply Gem management continues to evaluate the inputs and assumptions used to determine the fair values of the assets acquired and liabilities assumed as allowed under ASC 805-10-25-13 through 19. However, former Ply Gem management believes all material fair value adjustments have been recorded on the unaudited condensed consolidated balance sheet as of September 29, 2018.

The fair value of the assets acquired and liabilities assumed are based on a valuation performed as of April 12, 2018 (date of closing of the Ply Gem-Atrium merger). The book value of current assets (excluding inventory) was assumed to be a reasonable proxy for fair value. Inventory was appraised based on its estimated selling price, less the remaining costs to complete, market, sell, and distribute the inventory as well as a normal profit on those remaining costs. Property and equipment, net was appraised based on a mix of cost-based and market-based approaches. The fair value of Intangible assets, net was estimated using income-based valuation methods, including the Relief-from-Royalty method and the Multi-period Excess Earnings method for trade names and customer relationships, respectively.

The Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations also includes certain acquisition accounting adjustments related to the Ply Gem-Atrium merger, including items expected to have a continuing impact on the combined results, such as amortization expense on acquired intangible assets and depreciation expense on acquired property, plant and equipment.

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The Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations has been adjusted to reflect these changes as further described in the footnotes. Former Ply Gem management believes it has identified and reflected material accounting policy differences between the two companies in the unaudited pro forma condensed combined financial information. No material differences were noted with the exception of certain reclassifications as noted in footnote 7.b. While former Ply Gem management has reviewed the Atrium financial statements and discussed Atrium’s accounting policies with Atrium management, there are items for which the analysis has not been finalized for purposes of the pro forma combined financial statements. Former Ply Gem management is in the process of finalizing analyses, specifically around warranty reserves, which have not yet been completed but is not expected to materially impact the pro forma combined financial statements.

Additionally, the Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations includes certain financing adjustments related to the term loan facility, the senior notes, the ABL facility and cash flow-based revolving credit facility, each of which is expected to have an ongoing effect on the combined results. The Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations does not include the impacts of any revenue, cost or other operating synergies that may result from the Ply Gem-Atrium merger or any related restructuring costs.

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PLY GEM MIDCO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the twelve months ended September 29, 2018

(in thousands)

	Successor	Predecessor
	Ply Gem Holdings Historical (Apr 13, 2018 - Sep 29, 2018)	Ply Gem Holdings Historical (Oct 1, 2017 - Apr 12, 2018) (Note 7.a)	Atrium Historical (Oct 1, 2017 to Apr 12, 2018) (Note 7.a, 7.b)	Ply Gem-Atrium Merger Adjustments	(Notes)	Ply Gem-Atrium Financing Adjustments	(Notes)	Ply Gem-Atrium Merger Pro Forma

Net sales	$1,282,291	$1,046,501	$177,121	$-		$-		$2,505,913
Cost of products sold	995,700	833,398	132,894	(3,386)	7.c	-		1,958,606
Gross profit	286,591	213,103	44,227	3,386		-		547,307
Operating expenses:
Selling, general and administrative expenses	147,238	151,738	25,956	(1,906)	7.c,7.d	-		323,026
Acquisition related expenses	19,788	67,802	8,281	(95,871)	7.e	-		-
Amortization of intangible assets	52,462	11,433	3,677	45,068	7.f	-		112,640
Total operating expenses	219,488	230,973	37,914	(52,709)		-		435,666
Operating earnings (loss)	67,103	(17,870)	6,313	56,095		-		111,641
Foreign currency (loss)	(904)	(351)	(237)	-		-		(1,492)
Interest expense	(89,165)	(36,585)	(27,092)	63,677	7.g	(91,112)	7.h	(180,277)
Interest income	71	40	54	-		-		165
Tax receivable agreement liability adjustment	901	5,512	-	-		-		6,413
Loss on modification or extinguishment of debt	-	(2,106)	-	-		2,106	7.i	-
Income (loss) before provision (benefit) for income taxes	(21,994)	(51,360)	(20,962)	119,772		(89,006)		(63,550)
Provision (benefit) for income taxes	1,659	849	(759)	31,141	7.j	(23,142)	7.j	9,748
Net income (loss)	$(23,653)	$(52,209)	$(20,203)	$88,631		$(65,864)		$(73,298)

See the accompanying notes to the Ply Gem-Atrium merger unaudited pro forma condensed combined financial information.

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Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)	Financial information presented in the “Ply Gem Holdings Historical” and “Atrium Historical” columns in the Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations for the twelve months ended September 29, 2018 has been calculated to align Ply Gem’s twelve-month period to that of NCI.

The predecessor period from October 1, 2017 to April 12, 2018 for Ply Gem was calculated using Ply Gem Holdings’ fiscal year ended December 31, 2017 balances, subtracting the nine months ended September 30, 2017 balances and adding the balances from the Ply Gem Holdings predecessor period from January 1, 2018 to April 12, 2018.

The table below shows the calculation of Ply Gem’s period from October 1, 2017 to April 12, 2018:

	Predecessor	Predecessor	Predecessor	Predecessor	Predecessor
(dollars in thousands)	Year ended December 31, 2017	Nine months ended September 30, 2017	Three months ended December 31, 2017	January 1, 2018 to April 12, 2018	October 1, 2017 to April 12, 2018
Net sales	$2,056,303	$1,539,445	$516,858	$529,643	$1,046,501
Cost of products sold	1,587,790	1,181,066	406,724	426,674	833,398
Gross profit	468,513	358,379	110,134	102,969	213,103
Operating expenses:
Selling, general, and administrative	272,984	202,610	70,374	81,364	151,738
Acquisition related expenses	-	-	-	67,802	67,802
Amortization of intangible assets	21,271	15,943	5,328	6,105	11,433
Total operating expenses	294,255	218,553	75,702	155,271	230,973
Income from operations	174,258	139,826	34,432	(52,302)	(17,870)
Foreign currency gain (loss)	1,363	1,582	(219)	(132)	(351)
Interest expense	(69,361)	(51,830)	(17,531)	(19,054)	(36,585)
Interest income	78	60	18	22	40
Tax receivable agreement liability adjustment	10,749	-	10,749	(5,237)	5,512
Loss on modification or extinguishment of debt	(2,106)	-	(2,106)	-	(2,106)
Income (loss) before provision (benefit) for income taxes	114,981	89,638	25,343	(76,703)	(51,360)
Provision (benefit) for income taxes	46,654	35,882	10,772	(9,923)	849
Net income (loss)	$68,327	$53,756	$14,571	$(66,780)	$(52,209)

The period from October 1, 2017 to April 12, 2018 for Atrium was calculated using Atrium’s fiscal year ended December 31, 2017 balances, subtracting the nine months ended September 30, 2017 balances, adding the three months ended March 31, 2018 balances, and adding the 12 day period from April 1 to April 12, 2018.

The table below shows the calculation of Atrium’s period from October 1, 2017 to April 12, 2018:

(dollars in thousands)	Year ended December 31, 2017	Nine months ended September 30, 2017	Three months ended December 31, 2017	Three months ended March 31, 2018	April 1, 2018 to April 12, 2018	October 1, 2017 to April 12, 2018
Net sales	$348,844	$257,113	$91,731	$72,369	$13,021	$177,121
Cost of products sold	234,451	173,824	60,627	50,873	9,380	120,880
Gross profit	114,393	83,289	31,104	21,496	3,641	56,241
Operating expenses:
Selling, delivery, general, and administrative	67,572	50,208	17,364	16,694	2,452	36,510
Acquisition-related costs	-	-	-	-	8,281	8,281
Amortization expense	6,723	4,997	1,726	1,722	229	3,677
Stock compensation expense	1	1	-	-	-	-
Total selling, delivery, general and administrative expenses	74,296	55,206	19,090	18,416	10,962	48,468
Impairment of trade name	1,560	0	1,560	-	-	1,560
Loss on disposal of assets, net	(239)	(228)	(11)	-	-	(11)
Total operating expenses	75,617	54,978	20,639	18,416	10,962	50,017
Operating income from continuing operations	38,776	28,311	10,465	3,080	(7,321)	6,224
Interest expense	35,903	20,259	15,644	9,050	2,398	27,092
Interest income	-	-	-	-	26	26
Other expense, net	226	167	59	61	-	120
Income (loss) from continuing operations before income taxes	2,647	7,885	(5,238)	(6,031)	(9,693)	(20,962)
Provision (benefit) for income tax	1,521	1,880	(359)	(464)	64	(759)
Net income (loss) from continuing operations	$1,126	$6,005	$(4,879)	$(5,567)	$(9,757)	$(20,203)

(b)	Financial information presented in the “Atrium Historical” column in the Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations for the twelve months ended September 29, 2018 has been reclassified to conform to that of Ply Gem Holdings as indicated in the table below:

(dollars in thousands)
Presentation in Atrium's Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	October 1, 2017 to April 12, 2018
Cost of goods sold	Cost of products sold	$120,880
Selling, delivery, general and administrative expenses (Delivery expenses)	Cost of products sold	12,014
Selling, delivery, general and administrative expenses	Selling, general and administrative expenses	25,956
Amortization expense	Amortization of intangible assets	3,677
Stock compensation expense	Selling, general and administrative expenses	-
Impairment of trade names	Selling, general and administrative expenses	1,560
(Gain) Loss on disposal of assets, net	Selling, general and administrative expenses	(11)
Other expense, net	Selling, general and administrative expenses	(89)
Other expense, net (Realized Gains/Losses)	Foreign currency gain (loss)	(237)
Other expense, net (Interest income)	Interest income	28
Income tax expense	Provision (benefit) for income taxes	(759)

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(c)	Includes net adjustment to depreciation expense resulting from the change in the estimated fair value of Property and equipment, net acquired in the Ply Gem-Atrium merger. The revised depreciation expense was calculated using the following fair value information and estimated remaining useful lives as determined by former Ply Gem management:

Description (dollars in thousands)	Estimated Fair Value	Estimated Remaining Useful Life
Land	$7,007	N/A
Building and site improvements	71,788	15 years
Construction in progress	30,768	N/A
Personal property	192,400	7 years
Total	$301,963

In conjunction with the Ply Gem-Atrium Merger, Ply Gem management assessed the estimated remaining useful lives of Property and equipment, net. Based on this assessment, the useful lives of some assets were increased resulting in lower depreciation expense compared to historical amounts. In determining the estimated remaining useful lives of Property and equipment, net, former Ply Gem management considered its anticipated use of the assets, its strategy around capital expenditures, repairs, and maintenance, as well as other economic factors impacting the assets.

Amounts allocated to Property and equipment, net and the estimated useful lives are based on preliminary fair value estimates and are subject to change. The net adjustment to depreciation expense is presented within the Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations as follows:

Adjustment to Depreciation Expense
(dollars in thousands)	For the 12 months ended September 29, 2018
Total Depreciation expense for property and equipment, net	$32,272
Elimination of pre-acquisition historical depreciation expense
Ply Gem (Successor)	(15,698)
Ply Gem (Predecessor)	(17,296)
Atrium	(3,577)
Net adjustment to depreciation expense	$(4,300)

Allocation of adjustments:
Cost of products sold	(3,386)
Selling, general and administrative expenses	(913)
Total	$(4,300)

(d)	Elimination of the historical Atrium management fee expense of $1.0 million for the twelve months ended September 29, 2018.

(e)	Elimination of acquisition related expenses for the twelve months ended September 29, 2018.

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(f)	Includes net adjustment to amortization expense related to the change in estimated fair value of Intangible assets, net acquired in the Ply Gem-Atrium merger. The revised amortization expense was calculated using a range of estimated useful lives as determined by former Ply Gem management: Trade names—15 years; Customer relationships—15 years. Amounts allocated to Intangible assets, net and useful lives are based on a valuation as of April 12, 2018 (date of closing of the Ply Gem-Atrium merger). The calculation of the net adjustment to amortization expense is as follows:

Adjustment to Amortization Expense
(dollars in thousands)	For the 12 months ended September 29, 2018
Total Amortization expense for intangible assets	$112,640
Elimination of pre-acquisition historical amortization expense
Ply Gem (Successor)	(52,462)
Ply Gem (Predecessor)	(11,433)
Atrium	(3,677)
Net adjustment to amortization expense	$45,068

(g)	Elimination of historical interest expense related to Ply Gem Holdings’ and Atrium’s historical indebtedness.

(h)	Includes net adjustment to interest expense related to Ply Gem’s term loan facility, senior notes, ABL facility, and cash flow-based revolving credit facility assumed by NCI upon the consummation of the merger. Subsequent to the Ply Gem-Atrium merger, an additional $50.0 million was drawn down on the ABL facility, which has been reflected in the pro forma interest expense. The term loan facility has a coupon rate of LIBOR plus 3.75% and matures on April 12, 2025. The senior notes have a coupon rate of 8.00% and mature on April 15, 2026. The ABL facility has a coupon rate of LIBOR plus 1.25% to 1.75% depending on the amount drawn, an undrawn fee of 0.25% and matures on April 12, 2023. For the purposes of the Net adjustment to interest expense calculations below, a coupon rate of LIBOR plus 1.50% was used given the amount of the facility drawn down. The cash-flow based revolving credit facility with capacity of $115 million has a coupon rate of LIBOR plus 2.50% to 3.00% depending on Ply Gem’s secured leverage ratio, an undrawn fee of 0.25% to 0.50% depending on Ply Gem’s consolidated secured leverage ratio and matures on April 12, 2023. For the twelve months ended September 29, 2018, we assumed no portion of the cash-flow based revolving credit facility was drawn for the purposes of the pro forma financial information. The calculation was as follows:

20

(dollars in thousands)	For the 12 months ended September 29, 2018
Cash interest expense	$170,335
Amortization of debt issuance cost	8,895
Amortization of original issue discount	1,047
Total pro forma interest expense on new debt	$180,277

Less: interest expense on new debt already recorded (successor debt)	$(89,165)
Net adjustment to interest expense	$91,112

The inputs considered in computing the interest expense for the twelve months ended September 29, 2018 were as follows:

(dollars in thousands)	Principal Amt	Amount Drawn	Capacity	Coupon Rate plus Libor - Drawn	Undrawn Fee	For the 12 months ended September 29, 2018
ABL and Cash Flows Revolvers	N/A	$110,000	$360,000	4.24%	0.25%
			$115,000	N/A	0.25%
Cash interest expense						$5,577
Original issue discount amortization						-
Deferred financing costs amortization						518
Total						$6,095

Term Loan	$1,755,000	N/A	N/A	6.49%	N/A
Cash interest expense						$113,158
Original issue discount amortization						1,047
Deferred financing costs amortization						5,895
Total						$120,100

Senior Notes	$645,000	N/A	N/A	8.00%	N/A
Cash interest expense						$51,600
Original issue discount amortization						-
Deferred financing costs amortization						2,482
Total						$54,082

Total interest expense						$180,277

A 1/8 percentage point change in the interest rate on the term loan and ABL facilities would result in an increase or decrease, as applicable, in interest expense by $2.3 million for the twelve months ended September 29, 2018.

(i)	Elimination of loss on modification or extinguishment on Ply Gem Holdings historical indebtedness.

(j)	Adjustment to income taxes to reflect the unaudited pro forma adjustment related to the Ply Gem-Atrium merger at a blended federal and state statutory rate of 26.0% for the twelve months ended September 29, 2018.

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